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Exhibit 10.16

To:	Thomas Klein
Title:	SVP and Group President, Sabre Travel Network and Sabre Airline Solutions
Date:	January 26, 2005

Dear Tom,

        This letter is being provided to you to explain the benefits you are eligible to receive, in the event that your employment is involuntarily terminated by Sabre Inc. ("Sabre" or the "Company") for any reason other than for "cause" (as defined in Sabre Holdings most recent Long Term Incentive Plan) or for non-performance. In order to be eligible to receive the benefits provided for herein, you must agree to the revocation of the February 26, 2004 letter provided to you regarding severance benefits, and acknowledge your agreement by signing below in the space provided and returning a copy of this letter to Jae Lynn Rangel in Executive Compensation.

        The benefits are as follows:

  •
  You will be eligible to receive the following payments (collectively the "Termination Payments") upon involuntary termination:

  (1)
  104 weeks (or 24 months) of base salary (less applicable withholding); and

  (2)
  a payment equal to 200% of your VCP target that is in effect when termination occurs.

  •
  You will be eligible for COBRA coverage following termination. Should you elect COBRA coverage, the Company will subsidize COBRA medical benefits at your active employee rate for 52 weeks (the "COBRA subsidy").

  •
  In order to receive the Termination Payments and COBRA subsidy, you must execute and comply with an Agreement and General Release ("AGR") in a form determined by the Company that, in addition to any other provisions the Company deems necessary in its sole discretion, releases all causes of action and claims against Sabre and all related parties and acknowledges your ongoing obligations under the Employee Intellectual Property and Confidentiality Agreement (the "IP Agreement") previously executed by you If you breach or fail to comply with any of the terms of the AGR after receiving Termination Payments or COBRA subsidies, the Company will be entitled to recoup any portion of the Termination Payments or COBRA subsidies previously paid, as well as cease any Termination Payments or COBRA subsidies being made to you or on your behalf. Further, you specifically recognize and affirm that the terms of the "IP Agreement" are material and important terms to this Agreement, and you further agree that should you breach of fail to comply with any part of Section II of the IP Agreement, or should all or any part or applications of Sections II of the IP Agreement be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction or by a valid arbitrator in an action between you and the Company, the Company will be entitled to recoup any portion of the Termination Payments or COBRA subsidies previously paid, as well as cease any Termination Payments or COBRA subsidies being made to you or on your behalf.

  •
  Your Termination Payments will be paid in installments, over a two-year period, no less frequently than quarterly, beginning as soon as administratively feasible upon receipt of your signed AGR

  •
  In the event of your death during the period in which Termination Payments are being paid, any remaining payments will be paid to your designated beneficiary for Basic Group Life Insurance.

  •
  You will not be eligible to receive the Termination Payments identified in this letter under the following conditions:

  (1)
  In the event of a Change in Control ("CIC") as defined by your current Executive Termination Benefits Agreement ("ETBA"), the terms of your ETBA will govern any compensation or benefits you receive, and you will not be eligible for Termination Payments identified in this letter.

  (2)
  If you have an individual agreement with Sabre or any of its subsidiaries or affiliates that provides for any compensation or benefits (or provides for non-payment of compensation) in the event of termination of your employment, your individual agreement will govern, and you will not be eligible for the Termination Payments identified in this letter.

  (3)
  In the event that you receive any severance benefits under the Sabre Inc. Severance Plan, you will not be eligible to receive the Termination Payments identified in this letter.

  •
  The Company may amend the benefits provided for in this letter to provide increased benefits at any time. The Company may reduce or eliminate the benefits provided for in this letter after January 19, 2007, upon at least 6 months advance notice.

  Acknowledged and accepted by: /s/ Thomas Klein

  Date: January 26, 2005

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  Exhibit 10.16